UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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PORTSMOUTH SQUARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PORTSMOUTH SQUARE, INC.

1100 Glendon avenue, suite ph1

los angeles, California 90024

(310) 889-2500

Notice of annual meeting of shareholders
to be held on February 27, 2018

To the Shareholders of Portsmouth Square, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Portsmouth Square, Inc. (“Portsmouth” or the “Company”) for the fiscal year ended June 30, 2017 will be held on February 27, 2018 at 10:30 A.M. at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, CA 94108 for the purpose of considering and acting on the following:

(1)	To elect four directors to serve until the next Annual Meeting or until their successors shall have been duly elected and qualified;

(2)	To ratify the retention of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018; and

(3)	To transact such other business as may properly come before the Annual Meeting, or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on December 29, 2017 as the record date for determining the shareholders having the right to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ John V. Winfield
January 23, 2018	John V. Winfield
Los Angeles, California	Chairman of the Board; President and Chief Executive Officer

Your vote is important to us whether you own a few or many shares. Please complete, sign, date and promptly return the enclosed proxy card in the self-addressed, postage pre-paid envelope provided. Return the proxy card even if you plan to attend the meeting. You may always revoke your proxy and vote in person.

PORTSMOUTH SQUARE, INC.

1100 Glendon avenue, suite ph1

los angeles, California 90024

(310) 889-2500

PROXY STATEMENT

annual meeting of shareholders
to be held on February 27, 2018

The Board of Directors of Portsmouth Square, Inc. (the “Company” or “Portsmouth”) is soliciting proxies in the form enclosed with this proxy statement in connection with the 2017 Annual Meeting of Shareholders to be held February 27, 2018 or at any adjournment or adjournments thereof (the "Annual Meeting").

This proxy statement and the accompanying proxy card are first being sent to shareholders on or about January 25, 2018. Only shareholders of record at the close of business on December 29, 2017 are entitled to notice of, and to vote at, the Annual Meeting.

If you give us a proxy, you can revoke it at any time before it is used. To revoke it, you may file a written notice revoking it with the Secretary of the Company, execute a proxy card with a later date or attend the Annual Meeting and vote in person.

You may vote at the Annual Meeting only shares of the Company's common stock, no par value per share (the "Common Stock"), that you owned of record on December 29, 2017. There were 734,183 shares of Common Stock outstanding on that date. A majority, or 367,092 of those shares will constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote on each matter to be presented at the Annual Meeting. Unless cumulative voting is elected as described under “Election of Directors” below, the affirmative vote of the holders of the majority of the shares of the Common stock present or represented at the Annual Meeting and entitled to vote is required to elect directors, to ratify the retention of the Company's independent registered public accounting firm, and to ratify or approve the other proposals being voted on at this time.

The proxies named in the accompanying proxy card will vote the shares represented thereby if the proxy appears to be valid on its face, and where specification is indicated as provided in such proxy, the shares represented will be voted in accordance with such specification. If no specification is made, the shares represented by the proxies will be voted: (1) FOR the election of four directors to serve until the next Annual Meeting; and (2) FOR retention of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018.

In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold shares of Common Stock of the Company and to request authority or the execution of proxies. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram or personal contact. All proxy soliciting expenses will be paid by the Company. The Company does not expect to employ anyone else to assist in the solicitation of proxies.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Board of Directors presently consists of four directors. We propose to elect a total of four directors, each to hold office until we have the next Annual Meeting of Shareholders or, if earlier, until their successors are elected and qualified. The Board of Directors has nominated John V. Winfield, Jerold R. Babin, John C. Love, and William J. Nance. The person(s) named in the enclosed form of proxy will vote it for the election of the nominees listed below unless you instruct him otherwise, or a nominee is unwilling to serve. The Board of Directors has no reason to believe that any nominee will not serve, if elected. However, in that event, the proxy may vote for another candidate or candidates nominated by the Board of Directors. The California Corporations Code, as applicable to the Company, provides that a shareholder may cumulate votes if a shareholder gives notice, prior to the voting, of an intention to cumulate votes. If such a notice is given, every shareholder may cumulate votes. Cumulating votes means that you can take the total number of votes you have for all directors and distribute them among one or more nominees as you see fit. For example, assume you have 100 shares. We have four directors so you have a total of 4 x 100 = 400 votes. You could give all 400 votes to one person or 200 votes to each of two nominees, or 100 votes to each of four nominees. You can use this power only under the circumstances described herein. If cumulative voting is elected, the enclosed form of proxy gives the proxy discretion to cumulate votes so that he can elect the maximum possible number of the nominees identified below.

Any shareholder executing the enclosed form of proxy may withhold authority to vote for any one or more nominees by so indicating in the manner described in the form of proxy. However, the number of votes authorized by the form of proxy card will not be affected and the named proxies could probably offset any such action by using cumulative voting if they thought it necessary. Under the California Corporations Code, any shareholder or any person who claims to have been denied the right to vote may apply to a state superior court for a determination of the validity of any election or appointment of any director.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the directors, executive officers and secretary of the Company. There is no relationship by blood, marriage or adoption among the directors and officers. All directors serve one-year terms with their terms expiring at the Annual Meeting. All officers of the Company are elected or appointed by the Board of Directors and hold office until the Annual Meeting or until replaced at the discretion of the Board.

Name	Age	Position with the Company	Director Since

John V. Winfield	71	Chairman of the Board; President and Chief Executive Officer	1996

Jerold R. Babin	85	Director	1996

John C. Love	77	Director	1998

William J. Nance	73	Director	1996

Clyde W. Tinnen	45	Secretary	N/A

Danfeng Xu	31	Treasurer and Controller	N/A

Business Experience

The principal occupation and business experience during the last five years for each of the directors and executive officers of the Company are as follows:

John V. Winfield — Mr. Winfield was first elected to the Board in May of 1996 and currently serves as the Company's Chairman of the Board, President and Chief Executive Officer. Mr. Winfield is also Chairman of the Board, President and Chief Executive Officer of Portsmouth's parent company Santa Fe Financial Corporation ("Santa Fe"), a public company, having held those positions since April 1996. Mr. Winfield is also Chairman of the Board, President and Chief Executive Officer of Santa Fe’s parent company, The InterGroup Corporation ("Intergroup"), a public company, and has held those positions since 1987. Mr. Winfield also served as Chairman of the Board of Comstock Mining Inc. (NYSE MKT: LODE) ("Comstock"), a public company, from June 2011 to September 2015. Mr. Winfield’s extensive experience as an entrepreneur and investor, as well as his managerial and leadership experience from serving as a chief executive officer and director of public companies, led to the Board’s conclusion that he should serve as a director of the Company.

Jerold R. Babin — Mr. Babin was first appointed as a director of the Company on February 1996. Mr. Babin is also a director of Portsmouth’s parent company, InterGroup. Mr. Babin is a retail securities broker. From 1974 to 1989, he worked at Drexel Burnham and from 1989 to June 30, 2010, he worked for Prudential Securities (later Wachovia Securities and now Wells Fargo Advisors) where he held the title of First Vice-President. Mr. Babin retired from his position at Wells Fargo advisors in June 2010. Mr. Babin had also served as an arbitrator for FINRA (formerly NASD) for over 20 years. Mr. Babin’s extensive experience in the securities and financial markets as well has his experience in the securities and public company regulatory industry led to the Board’s conclusion that he should serve as a director of the Company.

John C. Love — Mr. Love was appointed a director of the Company on March 5, 1998. Mr. Love is an international hospitality and tourism consultant. He is a retired partner in the national CPA and consulting firm of Pannell Kerr Forster and, for the last 30 years, a lecturer in hospitality industry management control systems and competition & strategy at Golden Gate University and San Francisco State University. He is Chairman Emeritus of the Board of Trustees of Golden Gate University and the Honorary Director of the Hotel and Restaurant Foundation. Mr. Love is also a director of Santa Fe, having been appointed March 1999 and a director of InterGroup, having been appointed in January 1998. Mr. Love’s extensive experience as a Certified Public Accountant ("CPA") and in the hospitality industry, including teaching at the university level for the last 30 years in management control systems, and his knowledge and understanding of finance and financial reporting, led to the Board’s conclusion that he should serve as a director of the Company.

William J. Nance — Mr. Nance was first elected to the Board in May 1996. Mr. Nance is also a Director of Santa Fe having held that position since May 1996. He is the President and CEO of Century Plaza Printers, Inc., a company he founded in 1979. He has also served as a consultant in the acquisition and disposition of multi-family and commercial real estate. Mr. Nance is a CPA and, from 1970 to 1976, was employed by Kenneth Leventhal & Company where he was a Senior Accountant specializing in the area of REITS and restructuring of real estate companies, mergers and acquisitions, and all phases of real estate development and financing. Mr. Nance is a director of InterGroup and has held such position since 1984. Mr. Nance also serves as a director of Comstock. Mr. Nance’s extensive experience as a CPA and in numerous phases of the real estate industry, his business and management experience gained in running his own businesses, his service as a director and audit committee member for other public companies and his knowledge and understanding of finance and financial reporting, led to the Board’s conclusion that he should serve as a director of the Company.

Danfeng Xu – Ms. Xu was appointed as Treasurer and Controller of the Company, InterGroup, and Santa Fe on October 16, 2017. Ms. Xu had served as Controller and other positions, of the Hilton San Francisco Financial District (the “Hotel”) from July 2010 to February 2017. The Hotel is owned by Justice Investors, a California Limited Partnership (“Justice”) through its subsidiaries. Portsmouth is the sole general partner of Justice. Ms. Xu obtained her Bachelor of Science degree in Business Administration, Accounting and Finance from The Ohio State University and her Master of Professional Accounting, with a concentration in Audit and Assurance from University of Washington. Ms. Xu has successfully passed all sections of The Uniform Certified Public Accountant Examination.

Clyde W. Tinnen – Mr. Tinnen was appointed as Secretary of the Company on December 14, 2014. Mr. Tinnen also serves as Secretary of InterGroup and Santa Fe, having been appointed to those positions on December 14, 2014. Mr. Tinnen is a corporate partner at the law firm of Wither Bergman LLP, where he has been employed since April 2015. Prior to that, Mr. Tinnen served as a corporate partner at the law firm of Kelley Drye & Warren LLP, where he was been employed from January 2010 to March 2015 and as a corporate associate with the law firm of Cravath, Swaine & Moore LLP, where he was employed from September 2006 to December 2009.

Family Relationships

There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

No director or executive officer, or person nominated or chosen to become a director or executive officer, was involved in any legal proceeding requiring disclosure.

BOARD AND COMMITTEE INFORMATION

Board of Directors

Portsmouth is an unlisted company and a "smaller reporting company" under the rules and regulations of the Securities and Exchange Commission (“SEC”). The majority of its Board of Directors consists of “independent” directors. In order for a director to be considered “independent” by the Board of Directors, he or she must (i) be free of any relationship that, applying the rules of the NASDAQ Stock Market LLC ("NASDAQ"), would preclude a finding of independence, and (ii) not have any material relationship with us or any of our affiliates or any of our executive officers. The Board of Directors held four meetings during the 2017 fiscal year (in person, telephonically or by written consent). No director attended (whether in person, telephonically, or by written consent) less than 75% of all meetings held during the period of time he or she served as director during the 2017 fiscal year.

Board Leadership Structure

The Chairman of the Board, Mr. Winfield, also serves as the Company’s Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive officer roles is the most appropriate structure for the Company at this time because (i) this structure has had a longstanding history with the Company, which the Board believes has served our shareholders well through many economic cycles and business challenges; (ii) the Board believes Mr. Winfield’s unique business experience and history with the Company makes it appropriate for him to serve in both capacities; and (iii) the Board believes its corporate governance processes and committee structures preserve Board independence by promoting independent discussions among directors and independent evaluation of, and communications with, members of senior management such that separation of the Chairman and Chief Executive Officer roles is unnecessary at this time.

The Board of Directors has not established a formal process for security holders to send communications to the Board of Directors and the Board has not deemed it necessary to establish such a procedure at this time. Historically, almost all communications that the Company receives from security holders are administrative in nature and are not directed to the Board of Directors. If the Company should receive a security holder communication directed to the Board of Directors, or to an individual director, said communication will be relayed to the Board of Directors or the individual director as the case may be.

The Company does not have any formal policy with regard to Board members attendance at Annual Meetings of Shareholders but encourages each director to attend such meetings. All of the Company’s directors attended the fiscal 2016 Annual Meeting of Shareholders.

Committees

Portsmouth has established two committees, an Audit Committee (the "Audit Committee") and a Securities Investment Committee (the "Securities Investment Committee"). The Company does not have any standing nominating or compensation committee of the Board of Directors. Given the small size of the Board of Directors and the fact that approximately 88.9% of its voting securities controlled by management, the Company believes that it is appropriate for the entire Board of Directors to participate in the consideration of director nominees. New director nominations by shareholders, if any, will be considered and determined by the Board of Directors in its sole discretion. The Company has no policy or procedure with regard to consideration of any director candidates recommended by security holders. As a smaller reporting company that has approximately 88.9% of its voting securities controlled by management, the Company has not deemed it appropriate to institute such a policy, since any nominee that is unacceptable to the Board of Directors would be unlikely to ever be elected.

Executive compensation is determined by the independent members of the Board. In order for a director to be considered “independent” by the Board of Directors, he or she must (i) be free of any relationship that, applying the rules of NASDAQ, would preclude a finding of independence, and (ii) not have any material relationship with us or any of our affiliates or any of our executive officers. The Board seeks to design and set compensation to attract and retain highly qualified executive officers and to align their interests with those of long-term owners of the Company. The Board has not engaged any compensation consultants in determining the amount or form of executive or director compensation, but does review and monitor published compensation surveys and studies. No officer or employee (or former officer or employee) of the Company participated in deliberations of the Board concerning such officer or employee’s compensation. The Board may delegate to the Company’s Chief Executive Officer the authority determine the compensation of certain executive officers.

Audit Committee. Portsmouth is an unlisted company and smaller reporting company under SEC rules. The Audit Committee is currently comprised of members Nance (Chairperson) and Love, each of whom are independent directors in accordance with Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of these directors also meets the audit committee financial expert test based on their qualifications and business experience discussed above. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports provided by the Company to any governmental body or the public; the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial processes generally. The Audit Committee is responsible for the selection and retention of the Company’s independent registered public accounting firm. The Audit Committee held four meetings during the 2017 fiscal year. The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of that written charter, as amended, is posted on the Portsmouth page of InterGroup’s website (www.intgla.com).

Securities Investment Committee. On March 17, 1998, the Company established the Securities Investment Committee to establish guidelines for and to review the Company’s investment policies. The Securities Investment Committee consists of all of the directors of the Company, John V. Winfield (Chair), John C. Love and William J. Nance. During fiscal year 2017, the Securities Investment Committee did not hold any meetings.

Code of Ethics

The Company has adopted a Code of Ethics (the "Code of Ethics") that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics is posted on the Portsmouth page of InterGroup's website (www.intgla.com). The Company will provide to any person without charge, upon request, a copy of its Code of Ethics by sending such request to: Portsmouth Square, Inc., Attn: Treasurer, 1100 Glendon Avenue, Suite PH1, Los Angeles, CA 90024. The Company will promptly disclose any amendments or waivers to its Code of Ethics on Form 8-K and will post such information on its website.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and each beneficial owner of more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2017 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by, or paid to the Company’s principal executive officer and other named executive officers of the Company whose total compensation exceeded $100,000 for all services rendered to the Company for each of the Company’s last two completed fiscal years ended June 30, 2017 and 2016. No stock awards, long-term compensation, options or stock appreciation rights were granted to any of the named executive officers during the last two fiscal years.

SUMMARY COMPENSATION TABLE

Annual Compensation

Name and	Fiscal				All Other
Principal Position	Year	Salary		Bonus	Compensation		Total

John V. Winfield	2017	$280,000	(1)	$-	$17,000	(2)	$297,000
Chairman; President	2016	$272,000	(1)	$-	$417,000	(2)(4)	$689,000
and Chief Executive Officer

Geoffrey M. Palermo(3) Assistant Secretary	2016	$364,000		$-	$200,000	(4)	$564,000

(1) Amounts shown include $6,000 per year in regular Directors fees.

(2) During fiscal years 2017 and 2016, the Company also paid annual premiums of $17,000 for a split dollar whole life insurance policy, owned by, and the beneficiary of which is, a trust for the benefit of Mr. Winfield’s family. This policy was obtained in December 1998 and provides for a death benefit of $1,000,000. The Company has a secured right to receive, from any proceeds of the policy, reimbursement of all premiums paid prior to any payments to the beneficiary.

(3) Effective December 1, 2013, GMP Management, Inc. (“GMP”), a company owned by a Geoffrey M. Palermo, a limited partner of Justice and a related party, also provided management services for Justice pursuant to a Management Services Agreement (the "Services Agreement"). The Services Agreement with GMP had a term of three years, but could be terminated earlier by Justice for cause. Under the Services Agreement, GMP was required to advise Justice on the management and operation of the Hotel; administer Justice’s contracts, leases, agreements with Hotel managers and franchisors and other contracts and agreements; provide administrative and asset management services, oversee financial reporting, and maintain offices at the Hotel in order to facilitate provision of services. GMP was paid an annual base management fee of $325,000 per year, increasing by 5% per year, payable in monthly installments, and reimbursement for reasonable and necessary costs and expenses incurred by GMP in performing its obligations under the Services Agreement. In June 2016, GMP resigned. Mr. Palermo resigned as assistant secretary of the Company in May 2016.

(4) In connection with the redemption of limited partnership interests of Justice, Justice agreed to pay a total of $1,550,000 in fees to certain officers and directors of the Company for services rendered in connection with the redemption of partnership interests, refinancing of Justice’s properties and reorganization of Justice. The first payment under this agreement was made concurrently with the closing of certain loan agreements, with the remaining payments due upon Justice having adequate available cash. In fiscal 2016, Mr. Winfield was paid $400,000 and Mr. Palermo was paid $200,000.

As a smaller reporting company, Portsmouth has no compensation committee. Executive officer compensation is set by disinterested members of the Board of Directors. Portsmouth has no stock option plan or stock appreciation rights for its executive officers. The Company has no pension or long-term incentive plans. There are no employment contracts between Portsmouth and any executive officer, and there are no termination-of-employment or change-in-control arrangements.

In fiscal year ended June 30, 2004, the disinterested members of the Board of Directors established a performance based compensation program for the Company’s Chief Executive Officer to keep and retain his services as a direct and active manager of the Company’s securities portfolio. Pursuant to the current criteria established by the Board, Mr. Winfield is entitled to performance based compensation for his management of the Company’s securities portfolio equal to 20% of all net investment gains generated in excess of an annual return equal to the Prime Rate of Interest (as published in the Wall Street Journal) plus 2%. Compensation amounts are calculated and paid quarterly based on the results of the Company’s investment portfolio for that quarter. Should the Company have a net investment loss during any quarter, Mr. Winfield would not be entitled to any further performance-based compensation until any such investment losses are recouped by the Company. This performance based compensation program may be further modified or terminated at the discretion of the Board of Directors. The Company’s Chief Executive Officer did not earn any performance based compensation for the years ended June 30, 2017 and June 30, 2016.

Internal Revenue Code Limitations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that, in the case of a publicly held corporation, the corporation is not generally allowed to deduct remuneration paid to its chief executive officer and certain other highly compensated officers to the extent that such remuneration exceeds $1,000,000 for the taxable year. Certain remuneration, however, is not subject to disallowance, including compensation paid on a commission basis and, if certain requirements prescribed by the Code are satisfied, other performance based compensation. For fiscal years 2017 and 2016, no compensation paid by the Company to Mr. Winfield or other executive officers was subject to the deduction disallowance prescribed by Section 162(m) of the Code.

SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

At its fiscal 2016 Annual Meeting of Shareholders held on March 3, 2017, the Company submitted to its shareholders two proposals regarding executive compensation. The first proposal to approve, in a non-binding vote, the compensation of the Company’s named executive officers was approved by the shareholders, having received more than 99% of the shares voted at the meeting in favor of the proposal. The second proposal was to determine, in a non-binding vote, whether a shareholder advisory vote to approve the compensation of the Company’s executive officers should occur every one, two or three years. The shareholders overwhelmingly voted in favor of three years as the frequency in which the Company should have an advisory vote on executive compensation with more than 99% of the shares voted at the meeting being in favor of three years. The Board of Directors considered the guidance provided by those advisory votes and set three years as the frequency in which it will have a non-binding vote on executive compensation.

The Board of Directors will continue to focus on responsible executive compensation practices that attract, motivate and retain high performance executives, reward those executives for the achievement of long-term performance and support our other executive compensation objectives.

DIRECTOR COMPENSATION

Each director of the Company is paid a Board retainer fee of $1,500 per quarter for a total annual compensation of $6,000. This policy has been in effect since July 1, 1985. Members of the Audit Committee also receive a fee of $500 per quarter. Directors and committee members are also reimbursed for their out-of-pocket travel costs to attend meetings.

On February 26, 2004, the Board of Directors established a Hotel Committee to actively oversee the Company’s interests in Justice and the repositioning and operations of the Hotel. The members of the Hotel Committee were directors John C. Love (Chair), William J. Nance and Jerold R. Babin. Mr. Love and Mr. Nance each received $3,500 per month and Mr. Babin $500 per month for serving on the Hotel Committee. In June 2016, the Hotel Committee was terminated.

The following table provides information concerning compensation awarded to, earned by, or paid to the Company’s directors for the fiscal year ended June 30, 2017.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash		All Other Compensation	Total

Jerold R. Babin	$6,000		-	$6,000

John C. Love	$8,000	(1)	-	$8,000

William J. Nance	$8,000	(1)		$8,000

John V. Winfield(2)	-		-	-

(1) Amounts shown include regular Board fees and Audit Committee fees. Each director of the Company is paid a Board retainer fee of $1,500 per quarter for a total annual compensation of $6,000. This policy has been in effect since July 1, 1985. Members of the Audit Committee also receive a fee of $500 per quarter. Directors and committee members are also reimbursed for their out-of-pocket travel costs to attend meetings.

(2) As an executive officer, Mr. Winfield’s directors fees are reported in the Summary Compensation Table.

Change in Control or Other Arrangements

Except for the foregoing, there are no other arrangements for compensation of directors and there are no employment contracts between the Company and its directors or any change in control arrangements.

Outstanding Equity Awards at Fiscal Year End

The Company did not have any outstanding equity awards at the end of its fiscal year ended June 30, 2017 and has no equity compensation plans in effect.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As Chairman of the Securities Investment Committee, the Company’s President and Chief Executive Officer, Mr. Winfield, oversees the investment activity of the Company in public and private markets pursuant to authority granted by the Board of Directors. Mr. Winfield also serves as Chief Executive Officer of Santa Fe and InterGroup and oversees the investment activity of those companies. Depending on certain market conditions and various risk factors, Mr. Winfield, Santa Fe and InterGroup may, at times, invest in the same companies in which the Company invests. The Company encourages such investments because it places personal resources of Mr. Winfield and the resources of Santa Fe and InterGroup, at risk in connection with investment decisions made on behalf of the Company.

In December 1998, the Board of Directors authorized the Company to obtain whole life insurance and split dollar insurance policies covering the Company’s President and Chief Executive Officer, Mr. Winfield. During fiscal 2017 and 2016, the Company paid annual premiums of $17,000 for the split dollar whole life insurance policy, owned by, and the beneficiary of which is, a trust for the benefit of Mr. Winfield’s family. The Company has a secured right to receive, from any proceeds of the policy, reimbursement of all premiums paid prior to any payments to the beneficiary.

There are no other relationships or related transactions between the Company and any of its officers, directors, five-percent security holders or their families that require disclosure.

Director Independence

Portsmouth is an unlisted company and a smaller reporting company under the rules and regulations of the SEC. With the exception of the Mr. Winfield, all of Portsmouth’s Board of Directors are “independent” directors. In order for a director to be considered “independent” by the Board of Directors, he or she must (i) be free of any relationship that, applying NASDAQ rules, would preclude a finding of independence, and (ii) not have any material relationship with us or any of our affiliates or any of our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 29, 2017, certain information with respect to the beneficial ownership of Common Stock of the Company owned by (i) each director and each of the named executive officers, (ii) all directors and executive officers as a group and (iii) those persons or groups known by the Company to own more than five percent of the outstanding shares of Common Stock. Unless otherwise indicated, the business address for each director and named executive officer is: 1100 Glendon Avenue, Suite PH1, Los Angeles, CA 90024.

Name	Shares of Common Stock		Percent of Class(1)

John V. Winfield Chairmen of Board, President and CEO Santa Fe Financial Corporation and The InterGroup Corporation 1100 Glendon Avenue, Suite PH1 Los Angeles, CA 90024	603,999	(2)	82.3%

Jerold R. Babin 555 California Street, Suite 2300 San Francisco, CA 94104	48,345	(3)	6.6%

(1) Based on 734,183 shares issued and outstanding.

(2) John V. Winfield is the sole beneficial owner of 49,400 shares of common stock of Portsmouth’s majority owner Santa Fe Financial Corporation (“Santa Fe”). The InterGroup Corporation (“InterGroup”) is the beneficial owner of 1,016,670 shares of the common stock of Santa Fe. As the President and Chairman of the Board and a 63.7% beneficial shareholder of InterGroup, Mr. Winfield has voting and dispositive power over a total of 1,066,070 shares of Santa Fe, which represents approximately 85.8% of the voting power of Santa Fe. Santa Fe is the record and beneficial owner of 505,437 shares of Common Stock and Santa Fe’s parent company, InterGroup, is the record and beneficial owner of 98,562 shares of Common Stock. As directors of Santa Fe and/or InterGroup, Messrs. Winfield, Babin, Love and Nance share the power to direct the vote of the shares of Common Stock owned by Santa Fe and InterGroup, and therefore may be deemed to beneficially own such shares of Common Stock in accordance with Rule 13d-3.

(3) Jerold R. Babin claims sole voting power over the 48,345 shares of Common Stock identified herein, of which he has sole dispositive power over 9,667 shares held in his retirement account. He claims shared dispositive power with his wife over the 38,478 shares which they hold as trustees of a family trust.

Security Ownership of Management in Parent Corporation

As of December 29, 2017, John V. Winfield is the beneficial owner of 49,400 shares of the common stock of Santa Fe Financial Corporation (“Santa Fe”), Portsmouth’s parent corporation, The InterGroup Corporation (“InterGroup”) is the beneficial owner of 1,016,670 shares of the common stock of Santa Fe. InterGroup has a total of 1,066,070 voting shares of Santa Fe, which represents 85.8% of the voting power of Santa Fe. As President, Chairman of the Board and a 63.7% beneficial shareholder of InterGroup, Mr. Winfield has voting and dispositive power over the shares owned of record and beneficially by InterGroup. Further, as directors of Santa Fe and/or InterGroup, Messrs. Winfield, Babin, Love and Nance share the power to direct the vote of the shares of Portsmouth owned by Santa Fe and InterGroup, and therefore may be deemed to beneficially own such shares in accordance with Rule 13d-3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF JOHN V. WINFIELD, JEROLD R. BABIN, JOHN C. LOVE, AND WILLIAM J. NANCE AS DIRECTORS OF THE COMPANY

PROPOSAL NO. 2

RATIFICATION OF THE RETENTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018. Although the action of shareholders in this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of this appointment. Ratification requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting.

We expect that a representative of Moss Adams LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders, and we will provide this representative with an opportunity to make a statement if he or she desires to do so.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee’s primary duties and responsibilities are to: serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; appoint and approve the compensation of the Company’s independent registered public accounting firm; review and appraise the audit efforts of the Company’s independent registered public accounting firm; and provide an open avenue of communications among the independent registered public accounting firm, financial and senior management, and the Board of Directors. During fiscal year ended June 30, 2017, the Company retained Burr Pilger Mayer, Inc. (“BPM”) and Moss Adams LLP (“Moss Adams”) as its independent registered public accounting firms to provide audit and audit related services. All fees and expenses paid to BPM and Moss Adams were approved by the Audit Committee.

The Audit Committee reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firms, and management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The discussions with BPM and Moss Adams also included the matters required by Statement on Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the U.S. Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee has also received written disclosures and letters from BPM and Moss Adams, respectively, as required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, which was also discussed with BPM and Moss Adams, respectively.

Based on the Audit Committee’s review of the audited financial statements, and the review and discussions with management and the Company’s independent registered public accounting firms referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for filing with the SEC.

THE AUDIT COMMITTEE:
WILLIAM J. NANCE, CHAIRPERSON
JOHN C. LOVE

Audit Fees

The aggregate fees billed for each of the last two fiscal years ended June 30, 2017 and 2016 for professional services rendered by BPM and Moss Adams, the independent registered public accounting firms for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q reports or services normally provided by the independent registered public accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years, were as follows:

	2017	2016

Audit fees – Moss Adams	$148,000	$-
Audit fees – BPM	17,000	110,000
Tax fees - Moss Adams	5,000	-

TOTAL:	$170,000	$110,000

Audit Committee Pre-Approval Policies

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to any de minimus exceptions that may be set for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. All of the services described herein were approved by the Audit Committee pursuant to its pre-approval policies.

None of the hours expended on the independent registered public accounting firms’ engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the independent registered public accounting firm’s full-time permanent employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE RETENTION OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER BUSINESS

As of the date of this statement, management knows of no business to be presented at the Annual Meeting that is not referred to in the accompanying notice. As to other business that may properly come before the Annual Meeting, it is intended that the proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with the best judgment of the person voting the proxies.

SHAREHOLDER PROPOSALS

It is presently anticipated that the fiscal 2018 Annual Meeting of Shareholders will be held on February 28, 2019. Shareholder proposals intended to be considered for inclusion in the proxy statement and form of proxy for presentation at the Fiscal 2018 Annual Meeting of Shareholders must be received by the Company not less than 120 calendar days before the one-year anniversary of the date this proxy statement is mailed. However, if the date of the fiscal 2018 Annual Meeting of Shareholders is changed by more than 30 days from the date of the fiscal 2017 Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals must comply with the Company’s charter and bylaws and the provisions of Rule 14a-8 adopted under Section 14(a) of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Any proposals must be submitted in writing to the following address: Corporate Secretary, Portsmouth Square, Inc., 1100 Glendon Avenue, Suite PH1, Los Angeles, CA 90024. It is suggested that the proposal be submitted by certified mail – return receipt requested.

ANNUAL REPORT ON FORM 10-K

The Annual Report on Form 10-K for the fiscal year ended June 30, 2017 accompanies this proxy statement, but is not deemed a part of the proxy solicitation materials. A copy of the Company’s Form 10-K for the fiscal year ended June 30, 2017, as required to be filed with the SEC, excluding exhibits, will be mailed to shareholders without charge upon written request to: Danfeng Xu, Treasurer, Portsmouth Square, Inc., 1100 Glendon Avenue, PH1, Los Angeles, CA 90024. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock on December 29, 2017. The Company’s Form 10-K and other reports are also available on the Portsmouth page of the InterGroup website at www.intgla.com and through the SEC’s website www.sec.gov.

By Order of the Board of Directors
PORTSMOUTH SQUARE, INC.

/s/ John V. Winfield
John V. Winfield
Chairman of the Board; President and Chief Executive Officer

Dated:	January 23, 2018
Los Angeles, California

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PORTSMOUTH SQUARE, INC.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - John V. Winfield	☐	☐	02 - Jerold R. Babin	☐	☐	03 - John C. Love	☐	☐
04 - William J. Nance	☐	☐						

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C 1234567890 J N T

1 U P X 3 5 9 3 4 5 1

02QY5C

NNNNNNNNNNNNNNNNNNNNNNNNNNN000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extNNNNNNN 3 5 9 3 4 5 1MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNNC 1234567890 J N TC123456789000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________IMPORTANT ANNUAL MEETING INFORMATIONUsing a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. XPORTSMOUTH SQUARE, INC.02QY5C1 U PX +q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qAnnual Meeting Proxy Card.C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorizedofficer. Executors, administrators, trustees, etc., should give their full titles.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.+B Non-Voting ItemsA Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.Meeting AttendanceMark box to the right ifyou plan to attend theAnnual Meeting.Change of Address — Please print new address below.01 - John V. Winfield04 - William J. Nance02 - Jerold R. Babin 03 - John C. Love1. Election of Directors: For Withhold For Withhold For WithholdFor Against Abstain2. Ratification of Moss Adams LLP as the independentregistered public accounting firm for the Company for thefiscal year ending June 30, 2018.3. Other Business. In their discretion, the proxies are authorized to vote upon such otherbusiness as may properly come before the meeting and at any and all adjournmentsthereof The Board of directors at present knows of no other business to be presentedby or on behalf of the Company or the Board of Directors at the meeting.

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qPROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 27, 2018THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints John V. Winfield and William J. Nance, and each of them, the attorneys, agents and proxies of the undersigned, with fullpowers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Portsmouth Square, Inc. tobe held at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, CA 94108 on Tuesday, February 27, 2018 at 10:30 a.m., and at anyand all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.The undersigned hereby ratifies and confirms that the attorneys and proxies, or any of them, or their substitutes shall lawfully do or cause to be done byvirtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receiptof the Notice of Annual Meeting and the Proxy Statement accompanying such notice.THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSAL 2. THE PROXY, WHEN PROPERLYEXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATEDBY THE BOARD OF DIRECTORS AND “FOR” PROPOSAL 2.PLEASE SIGN AND DATE ON REVERSE SIDE.Proxy — PORTSMOUTH SQUARE, INC.